      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE HOME DEPOT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                        95-3261426
    (State or other jurisdiction of         (I.R.S. Employer
    incorporation or organization)       Identification Number)

2455 PACES FERRY ROAD, ATLANTA, GEORGIA          30339
    (Address of Principal Executive            (Zip Code)
               Offices)

                             THE HOME DEPOT CANADA
                       REGISTERED RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                            ------------------------

            ARTHUR M. BLANK                             COPIES REQUESTED TO:
 PRESIDENT AND CHIEF EXECUTIVE OFFICER                KELLY R. CAFFARELLI, ESQ.
         THE HOME DEPOT, INC.                           THE HOME DEPOT, INC.
         2455 PACES FERRY ROAD                          2455 PACES FERRY ROAD
      ATLANTA, GEORGIA 30339-4024                    ATLANTA, GEORGIA 30339-4024

                    (Name and address of agent for service)

                                 (770) 433-8211
         (Telephone Number, Including Area Code, of Agent for Service)
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                    PROPOSED              MAXIMUM
                                                                     MAXIMUM             AGGREGATE            AMOUNT OF
                                             AMOUNT TO BE        OFFERING PRICE          OFFERING           REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED          PER SHARE (*)          PRICE (*)               FEE
Common Stock ($.05 par value)...........      500,000 Shares       $50.84375            $25,421,875             $6,712

(*) Estimated solely for the purpose of calculating the registration fee based on $50.84375, the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on June 7, 2000 pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

    In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by The Home Depot, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

    (1) The Registrant's Annual Report on Form 10-K for the year ended
       January 30, 2000, as filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

    (2) The Registrant's Quarterly Report on Form 10-Q for the three months ended April 30, 2000, as filed with the Commission pursuant to
       Section 13 of 1934 Act; and

    (3) The section entitled "Description of Common Stock" in Registrant's Report on Form 8-A, filed with the Commission pursuant to the 1934 Act.

    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The legality of the Common Stock covered hereby has been passed upon for The Home Depot, Inc. by Kelly R. Caffarelli, Esq., Corporate Counsel.
Ms. Caffarelli owns shares of Common Stock, both directly and as a participant in various employee benefits plans. She is not eligible to participate in the RRSP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article IV, Section 4, of the Registrant's Amended and Restated By-Laws provides that to the fullest extent permitted by Delaware law, each former, present or future, director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events.

    Article NINTH of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

    In addition, the Registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    The following exhibits are filed as a part of this Registration Statement:

5     Opinion of Kelly R. Caffarelli

23.1  Consent of Kelly R. Caffarelli, included in Exhibit 5

23.2  Consent of KPMG LLP, Independent Certified Public Accountants

24    Powers of Attorney from Directors

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective any of the securities being registered which remain unsold at the termination of the offering.

       (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the RRSP's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 8th day of June, 2000.

                                                       THE HOME DEPOT, INC.

                                                       BY:             /S/ ARTHUR M. BLANK
                                                            -----------------------------------------
                                                               (Arthur M. Blank, President and CEO)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                    TITLE                    DATE
                        ---------                                    -----                    ----
                 /s/ BERNARD MARCUS
     -------------------------------------------       Chairman of the Board              June 8, 2000
                  (Bernard Marcus)

                 /s/ ARTHUR M. BLANK                   President, Chief Executive
     -------------------------------------------         Officer and Director             June 8, 2000
                  (Arthur M. Blank)                      (Principal Executive Officer)

                 /s/ DENNIS J. CAREY                   Executive Vice President and
     -------------------------------------------         Chief Financial Officer          June 8, 2000
                  (Dennis J. Carey)                      (Principal Financial Officer)

                        SIGNATURE                                    TITLE                    DATE
                        ---------                                    -----                    ----

                  /s/ CAROL B. TOME                    Senior Vice President,
     -------------------------------------------          Finance and Accounting           June 8, 2000
                   (Carol B. Tome)                       (Principal Accounting Officer)

                          *
     -------------------------------------------       Director
                   (Frank Borman)

                          *
     -------------------------------------------       Director
                 (John L. Clendenin)

                          *
     -------------------------------------------       Director
                   (Berry R. Cox)

                          *
     -------------------------------------------       Director
                 (William S. Davila)

                          *
     -------------------------------------------       Director
               (Milledge A. Hart, III)

                          *
     -------------------------------------------       Director
                  (Bonnie G. Hill)

                          *
     -------------------------------------------       Director
                (Kenneth G. Langone)

                          *
     -------------------------------------------       Director
                  (M. Faye Wilson)

* The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors of the Registrant pursuant to powers of attorney, executed on behalf of each such director.

                                   By:             /s/ ARTHUR M. BLANK
                                       -----------------------------------------
                                             (Arthur M. Blank, Attorney-in-Fact)

                               INDEX TO EXHIBITS

EXHIBIT NO.
-----------
  5                     Opinion of Kelly R. Caffarelli, Esq.

  23.2                  Consent of KPMG LLP, Independent Certified Public Accountants

  24                    Powers of Attorney